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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Proxy Statement/Prospectus of Columbia/HCA Healthcare Corporation Amendment No. 1 to Form S-4 of our report on Preferred Health Care Ltd. dated February 24, 1994, filed as an exhibit to the Annual Report on Form 10-K of Value Health, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus.

                                          /s/ Deloitte & touche LLP

                                          DELOITTE & TOUCHE LLP

Stamford, Connecticut

March 17, 1997